Exhibit 10.1

CONFIDENTIAL AND PRIVILEDGED

May 8, 2008

Henry Wolfe

9 Revere Lane

Glenmoore, PA 19343

Dear Hank:

As discussed with you, Genaera proposes to amend your letter of employment, dated March 23, 2005, as amended. The following paragraph is hereby added:

“If Genaera terminates your employment without cause (“cause” is defined in Genaera’s 2004 Stock Based Incentive Compensation Plan) you will receive (a) your monthly base salary at the highest rate in effect during your employment for twelve (12) months following your termination date; and (b) if you are eligible to participate and elect to purchase COBRA benefits continuation, Genaera will continue to pay the applicable premiums for a period equal to that for which you are receiving severance payments. As conditions of receiving the severance pay described in this paragraph, you must: (a) sign a general release, including a non-disparagement clause, in a form acceptable to Genaera; (b) not be in breach of any agreement executed with Genaera as part of your employment, including, the Company’s Proprietary Information Agreement (includes Non-Solicitation Clause), Code of Business Conduct and Ethics Policy, Statement on Insider Information and Insider Trading, Conflict of Interest Policy, Sexual Harassment Policy and the Drug Free Workplace Policy; (c) keep the existence of these severance terms and your participation in the Genaera Severance Pay Program confidential from all persons other than executive officers of Genaera, your immediate family members, your attorney, and your accountant, or other financial advisor; and (d) not, during the period that you receive payments under this paragraph, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business directly competing with the businesses of Genaera or its affiliates, in any country where Genaera or its affiliates conducts business (provided, however, that passive investments amounting to no more than three percent of the voting equity of a business shall not be prohibited). The severance payment hereunder shall be subject to the terms of the Genaera Corporation Change of Control Severance Pay Program, provided you are an Eligible Employee under that program.”

Except as amended above, all other terms and conditions of your employment shall remain in full force and effect.

Please indicate your acceptance of this amendment by your signature below and return to Human Resources by May 15, 2008.

/s/ John L. Armstrong, Jr.
John L. Armstrong, Jr.
President and Chief Executive Officer

Accepted:	/s/ Henry R. Wolfe, Ph.D.
Date:	May 8, 2008